CUSIP No. 92847W103	13G

Agreement of Joint Filing

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 15, 2021 containing the information required by Schedule 13G, for the securities of Vital Farms, Inc., held by SJF Ventures III, L.P. and SJF Ventures IIIA, L.P., each a Delaware limited partnership, and with respect to the general partners, such other holdings as may be reported therein.

SJF Ventures III, L.P.
By: SJF GP III, LLC, its General Partner
/s/ Alan Kelley
Name: Alan Kelley
Title: Managing Director

SJF Ventures IIIA, L.P.
By: SJF GP IIIA, LLC, its General Partner
/s/ Alan Kelley
Name: Alan Kelley
Title: Managing Director

SJF GP III, LLC
/s/ Alan Kelley
Name: Alan Kelley
Title: Managing Director

SJF GP IIIA, LLC
/s/ Alan Kelley
Name: Alan Kelley
Title: Managing Director